UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Explanatory Note

ARCA biopharma, Inc. (“ARCA”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by ARCA with the U.S. Securities and Exchange Commission on December 22, 2011 (the “Original Filing”). The Original Filing reported, among other things, that ARCA agreed to issue warrants (the “Warrants”) to purchase up to 1,250,000 shares of its common stock in connection with a private placement of its common stock and warrants. The purpose of this amendment to the Original Filing is to correct a typographical error that was contained in Item 1.01 of the Original Filing with respect to the exercise price of the Warrants. The Original Report incorrectly reported the exercise price of the Warrants is $1.435 per share. The actual exercise price of the Warrants is $1.485 per share. The other disclosures made in the Original Report are unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2011

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
	Name:	Patrick M. Wheeler
	Title:	Chief Financial Officer